EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-09797 and 333-36845) of Cylink Corporation of our report dated February 12, 1998 except as to the effect of the discontinued operations described in Note 13, which is as of March 28, 1998, and the effect of the restatement described in Note 2, which is as of December 16, 1998, which appears on page 33 of the Company's Annual Report on Form 10-K/A for the year ended December 31, 1997.



PricewaterhouseCoopers LLP
San Jose, California
April 21, 1999


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